U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 11, 2019

urban-gro, Inc.

(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1751 Panorama Point

Unit G

Lafayette, CO 80026

(Address of principal executive offices)

(720) 390-3880

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	UGRO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Attached is a copy of a press release being issued jointly by Argus and us relating to the signing of the Distribution Agreement between the parties. The press release is attached as Exhibit 99.1 and is hereby incorporated.

Item 8.01.	Other Events.

Effective December 11, 2019, we entered into a distribution agreement with Argus Control Systems, Ltd., Surrey, British Columbia, Canada (“Argus”), wherein we have agreed to sell, promote, market and distribute Argus’s plant centric environmental controls and fertigation equipment throughout Canada, the US and Mexico. The agreement is for a 3 year term. Under the terms of the agreement, we are now unable to offer any products that may be deemed to compete with Argus Products.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Number	Exhibit

99.1	Press Release announcing the Distribution Agreement with Argus Control Systems Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2019	URBAN-GRO, INC. (Registrant) By: /s/ Bradley Nattrass Bradley Nattrass, Chief Executive Officer

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